NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                             OVID TECHNOLOGIES, INC.

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     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON MONDAY, NOVEMBER 2, 1998, UNLESS THE OFFER IS EXTENDED.
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     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Shares"), of Ovid Technologies, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 3--"Procedure for Tendering Shares" of the Offer to Purchase, dated October 5, 1998 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                          MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK

                 By Mail:                                      By Hand:

      Morgan Guaranty Trust Company                     Securities Transfer &
         Corporate Reorganization                     Reporting Services (STARS)
               PO Box 8216                                   55 Broadway
          Boston, MA 02266-8216                               3rd Floor
                                                          New York, NY 10006

                                                       After October 31, 1998
                                                       Securities Transfer &
                                                     Reporting Services (STARS)
                                                    100 William Street, Galleria
                                                         New York, NY 10006

          By Overnight Courier:                       By Facsimile Transmission:
      Morgan Guaranty Trust Company                         (781) 794-6333
c/o State Street Corporate Reorganization
           70 Campanelli Drive                          Confirm by Telephone:
           Braintree, MA 02184                              (781) 794-6388

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to OTI Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with all amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section
3--"Procedure for Tendering Shares" of the Offer to Purchase.

Number of Shares:________________________________________     SIGN HERE
Certificate No(s). (if available):                            Name(s):

_________________________________________________________     ___________________________________________

_________________________________________________________     ___________________________________________


If Securities will be tendered by book-entry transfer:

Name of Tendering Institution:                                Address:___________________________________
                                                                                               (Zip Code)

_________________________________________________________
                                                              Area Code and Telephone No:________________
Account No.: at__________________________________________
                                                              SIGNATURE(S):
_________________________________________________________
(Please Print)
                                                              ___________________________________________

                                                              ___________________________________________

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                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rulel7Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three NASDAQ trading days of the date hereof.

Name of Firm:___________________________________________________________________

Address:________________________________________________________________________
                                                                      (Zip Code)

AUTHORIZED SIGNATURE:___________________________________________________________

Title:__________________________________________________________________________

Name:___________________________________________________________________________
                             (Please Print or Type)

Area Code & Telephone No.:______________________________________________________

          NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Date: _________________, 1998

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